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                                 EXHIBIT 10.19

                                   Addendum
                                      to
                           SunGard Data Systems Inc.
                          1996 Equity Incentive Plan

                            Rules for UK employees

In pursuance of its powers under the 1996 Equity Incentive Plan ("the Plan") the Compensation Committee ("the Committee") of the Board of Directors of SunGard Data Systems Inc. ("the Company") had adopted these rules for the purposes of operating the Plan with regard to such options to which these rules are expressed to extend at the time when the option is granted. Unless the context requires otherwise, all expressions used in the rules have the same meaning as in the Plan. The Plan, as supplemented by these rules, is referred to hereinafter as "this Sub-Plan". For the avoidance of doubt, the terms of the Plan (insofar as they have not been disapplied by Rule 13 or these rules) shall form part of the Sub-Plan.

1. The Common Shares over which options may be granted under the Sub-Plan form part of the ordinary share capital (as defined in section 832(1) Income and Corporation Taxes Act 1988) ("ICTA 1988") of the Company and must at all times, (including the time of grant and the time of exercise) comply with the terms of the Plan and comply with the requirements of paragraphs 10 to 14 Schedule 9 ICTA 1988.

2. The companies participating in this Sub-Plan are the Company and all companies controlled by the Company within the meaning of section 840 ICTA 1988 ("Subsidiaries") and which have been nominated by the Committee to participate for the time being in this Sub-Plan.

3.  The Common Shares are reported by NASDAQ.

4. The Common Shares to be acquired on exercise of the option in accordance with the terms of the Plan will:

    a)  be fully paid up;

    b)  be not redeemable;

    c) not be subject to any restrictions other than restrictions which attach to all shares of stock of the same class. For the purpose of this clause, the term restrictions includes restrictions which are deemed to attach to the shares under any contract, agreement, arrangement of condition as referred to in paragraph 13 Schedule 9 ICTA 1988. Provided that such restrictions:

        i) be objective, specified at the date of grant and set out in full in, or details given with, the Award; and

        ii) be such that rights to exercise such Option after the fulfillment or attainment of any conditions and limitations so specified shall not be dependent upon the further discretion of any person; and

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                (iii)   not be capable of amendment, variation or waiver unless
                        an event occurs which causes the Committee to consider that a waived, varied or amended condition would be a fairer measure of performance and would be no more difficult to satisfy.

5.      The Company has only one class of Common shares.

6. No option will be granted to any employee or director under this Sub-Plan, or where an option has previously been granted no option shall be exercised by an option-holder if at that time he has, or any time within the preceding 12 months has had, a material interest for the purposes of
        Schedule 9 ICTA 1988 in either the Company being a close company (within the meaning of Chapter I of Part XI of ICTA 1988) or in a company being a close company which has control (with the meaning of section 840 ICTA
        1988) of the Company or in a company being a close company and a member of a consortium (as defined in section 187(7) ICTA 1988) which owns the Company. In determining whether a company is a close company for this purpose section 414(1)(a) ICTA 1988 (exclusion of companies not resident in the United Kingdom) and section 415 ICTA 1988 (exclusion of certain companies with listed shares) shall be disregarded.

7. No option will be granted to an employee or director under this Sub-Plan in relation to which exercise price is manifestly less than the fair market value (as defined in Section 187(2) ICTA 1988) of the Company's Common Shares on the date of grant of the option and the exercise price shall be stated at the date of grant of the option and determined in accordance with Section 11.9 of the Plan (provided that this method of determination is acceptable to the Shares Valuation Division of the Inland Revenue) or otherwise determined in advance with the agreement of the Shares Valuation Division.

8.      (a)     Any alteration of amendment of this Sub-Plan shall not have effect unless approved by the Board of Inland Revenue. The
                Company undertakes to provide details thereof to the Board of Inland Revenue without delay for this purpose.

        (b) For the purposes of this Sub-Plan no adjustment pursuant to any of the provisions of the Plan shall be made to any option which has been granted under the Sub-Plan unless such adjustment would be permitted under the Plan and under Paragraph 29 Schedule 9 ICTA 1988 and where so permitted no such adjustment shall take effect unless the approval of the Board of Inland Revenue shall have been obtained thereto.

9. For the avoidance of doubt it is stated that the Company is the grantor as defined in paragraph 1(1) Schedule 9 ICTA 1988.

10. Any option granted to an employee or director under this Sub-Plan shall be limited to take effect so that immediately following such grant the aggregate market value of shares (determined at the time prescribed by paragraph 28 Schedule 9 ICTA 1988 and calculated in accordance with the provisions of the said Schedule 9) wich he can acquire under this Sub-Plan and any other scheme or schemes, not being a savings-related share option scheme, approved under this said Schedule 9 and established by the grantor or by any associated company (as defined in section 416 ICTA
        1988) of the grantor (and not exercised) shall not exceed (Pounds)30,000 or such other limit as may be prescribed from time to time provided always that the extent that any grant of
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     any option exceeds the limit prescribed in this Rule 10, it shall be deemed to comprise such number of shares as may when aggregated with any other shares remaining issuable or transferable as provided in this Rule 10 in respect of options granted to that employee or director be equal to, but not exceed, such limit, provided always that this limit shall not exceed the limitations set out in the Plan.

11. An option will be granted under this Sub-Plan to an employee (other than one who is a director) or a full-time director of the Company or a company participating in this Sub-Plan. For this purpose, a full-time director is one who is required to work at least 25 hours a week excluding meal-times in the business of the Company or its subsidiaries.

12. The Company shall not later than 30 days upon actual receipt of the written notice of exercise of an option given in accordance with the provisions of the Plan together with the payment of the aggregate exercise price in respect of Common Shares to be issued pursuant to the exercise of an option, allot and issue credited as fully paid to the Optionee and cause to be registered in his name the number of Common Shares specified in the written notice.

13. For the purposes of the Sub-Plan, the following parts of the Plan shall be disregarded:

     (a)     the second sentence of Section 5.1 (d);
     (b)     all words after "of SunGard" in line three of Section 5.1(e);
     (c)     Section 5.1(f);
     (d)     Section 5.2;
     (e)     Section 5.3;
     (f)     Section 5.4;
     (g)     Section 6.1(b) and (c);
     (h)     Section 6.2(b), (c), (d) and (e);
     (i)     Section 6.3(a)(2) and (3);
     (j)     the last two sentences of Section 7.3; and
     (k)     Section 11.8


The undersigned certifies that this addendum was duly adopted by the Compensation Committee of the Board of Directors of SunGard Data Systems Inc. on the 14th day of February 1997.



                                        -------------------------------------
                                        Lawrence A. Gross, Secretary of
                                        SunGard Data Systems Inc.